EXHIBIT 16.1



October 21, 1998




Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8K/A of Drexel Burnham Lambert Real Estate Associates III dated September 23, 1998


                         Very Truly Yours,


                         /S/Pannell Kerr Forster PC